                                  EXHIBIT (13)

                         COMPUTATION OF PERFORMANCE DATA

Annual Report Calculations
Equity

----------------------------------------------------------------------------------------------------------------
                Fund                                                      Retirement     Fund           Fund
  Year           ROR          Value        TOP A       TOP B      TOP +    Advantage   Cumulative     Annualized
----------------------------------------------------------------------------------------------------------------
12/31/68                    10.000000      8.82%       8.88%      9.18%      8.70%      1267.64%        10.17%
12/31/69       1.0090       10.090000
12/31/70       1.0763       10.859867
12/31/71       1.0766       11.691733
12/31/72       1.1340       13.258425
12/31/73       0.8989       11.917998
12/31/74       0.8047        9.590413
12/31/75       1.1985       11.494110
12/31/76       1.1680       13.425121
12/31/77       0.9116       12.238340
12/31/78       1.0726       13.126844
12/31/79       1.1587       15.210074
12/31/80       1.4147       21.517691
12/31/81       0.9707       20.887223
12/31/82       1.2874       26.890211
12/31/83       1.1849       31.862211
12/31/84       0.9912       31.581823
12/31/85       1.2369       39.063557     11.96%      12.02%     12.33%      11.83%     250.11%         13.35%
12/31/86       1.2331       48.169272
12/31/87       1.1082       53.381187
12/31/88       1.1503       61.404380
12/31/89       1.2321       75.656336
12/31/90       0.9614       72.736002     12.07%      12.13%     12.44%      11.94%      88.03%         13.46%
12/31/91       1.2018       87.414127
12/31/92       1.0754       94.005152
12/31/93       1.1409      107.250478
12/31/94       1.0025      107.518604     25.65%      25.71%     26.07%      25.51%      27.20%         27.20%
12/31/95       1.2720      136.763665
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

Money Market

------------------------------------------------------------------------------------------------------------
                Fund                                                  Retirement        Fund         Fund
  Year          ROR         Value        TOP A     TOP B     TOP +    Advantage      Cumulative   Annualized
------------------------------------------------------------------------------------------------------------
7/31/80                   10.000000      6.25%     6.31%     6.89%      6.13%         208.04%       7.57%
12/31/80       1.0483     10.483000
12/31/81       1.1625     12.186488
12/31/82       1.1227     13.681770
12/31/83       1.0861     14.859770
12/31/84       1.1011     16.362093
12/31/85       1.0775     17.630155      4.44%     4.50%     5.23%      4.33%          74.72%       5.74%
12/31/86       1.0630     18.740855
12/31/87       1.0628     19.917780
12/31/88       1.0713     21.337918
12/31/89       1.0889     23.234859
12/31/90       1.0789     25.068089      2.93%     2.99%     3.28%      2.82%          22.88%       4.21%
12/31/91       1.0554     26.456861
12/31/92       1.0317     27.295544
12/31/93       1.0274     28.043442
12/31/94       1.0400     29.165179      4.32%     4.38%     4.67%      4.21%          5.62%        5.62%
12/31/95       1.0562     30.804262
------------------------------------------------------------------------------------------------------------

Bond

-------------------------------------------------------------------------------------------------------
           Fund                                                Retirement       Fund          Fund
  Year     ROR       Value      TOP A      TOP B     TOP +     Advantage     Cumulative    Annualized
-------------------------------------------------------------------------------------------------------
11/02/82           10.000000    7.70%       7.77%      8.07%      7.59%       212.58%         9.05%
12/31/82  1.0060   10.060000
12/31/83  1.0263   10.324578
12/31/84  1.1215   11.579014
12/31/85  1.2153   14.071976    6.98%       7.04%      7.34%      6.86%       122.13%         8.31%
12/31/86  1.1249   15.829566
12/31/87  1.0081   15.957785
12/31/88  1.0674   17.033340
12/31/89  1.1071   18.857611
12/31/90  1.0782   20.332276    7.64%       7.70%      8.00%      7.53%        53.74%         8.98%
12/31/91  1.1296   22.967339
12/31/92  1.0754   24.699076
12/31/93  1.1069   27.339407
12/31/94  0.9616   26.289574   17.44%      17.50%     17.83%     17.31%        18.90%        18.90%
12/31/95  1.1890   31.258304
--------------------------------------------------------------------------------------------------------

Omni

----------------------------------------------------------------------------------------------------------
           Fund                                                    Retirement      Fund          Fund
  Year     ROR        Value      TOP A       TOP B      TOP +      Advantage    Cumulative    Annualized
----------------------------------------------------------------------------------------------------------
 9/10/84            10.000000    9.31%       9.38%     10.22%      9.20%       232.74%        11.22%
12/31/84   1.0374   10.374000
12/31/85   1.1559   11.991307
12/31/86   1.1794   14.142547    8.78%       8.84%      9.75%      8.66%       135.28%        10.75%
12/31/87   0.9832   13.904952
12/31/88   1.1503   15.994867
12/31/89   1.1546   18.467673
12/31/90   1.0191   18.820405   10.69%      10.75%     11.07%     10.58%        76.80%        12.07%
12/31/91   1.1815   22.236309
12/31/92   1.0860   24.148632
12/31/93   1.1285   27.251731
12/31/94   0.9947   27.107297   21.25%      21.31%     21.66%     21.12%        22.75%        22.75%
12/31/95   1.2275   33.274207
----------------------------------------------------------------------------------------------------------

International

----------------------------------------------------------------------------------------------------------------------------------
                         Fund                                                             Retirement        Fund           Fund
  Year                   ROR            Value         TOP A       TOP B          TOP +    Advantage      Cumulative     Annualized
----------------------------------------------------------------------------------------------------------------------------------
 5/03/93                              10.000000      15.41%      15.48%         15.80%      15.29%         51.38%         16.87%
12/31/93                1.2496        12.496000
12/31/94                1.0807        13.504427      10.73%      10.79%         11.10%      10.61%         12.10%         12.10%
12/31/95                1.1210        15.138463
----------------------------------------------------------------------------------------------------------------------------------


Small Cap

----------------------------------------------------------------------------------------------------------------------------------
                         Fund                                                             Retirement        Fund           Fund
  Year                   ROR            Value         TOP A       TOP B          TOP +    Advantage      Cumulative     Annualized
----------------------------------------------------------------------------------------------------------------------------------
 4/30/94                              10.000000      31.48%      31.56%         31.92%      31.34%         61.29%         33.18%
12/31/94                1.2126        12.126000      31.38%      31.44%         31.82%      31.24%         33.01%         33.01%
12/31/95                1.3301        16.128793
----------------------------------------------------------------------------------------------------------------------------------


Capital Appreciation

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                         Fund                                                             Retirement        Fund           Fund
  Year                   ROR            Value         TOP A       TOP B          TOP +    Advantage      Cumulative     Annualized
----------------------------------------------------------------------------------------------------------------------------------
 4/30/94                              10.000000      14.59%      14.67%         14.97%      14.46%         28.17%         16.04%
12/31/94                1.0453        10.453000      21.12%      21.18%         21.52%      20.98%         22.62%         22.62%
12/31/95                1.2262        12.817469
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


Aggressive Growth

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                         Fund                                                             Retirement        Fund           Fund
  Year                   ROR            Value         TOP A       TOP B          TOP +    Advantage      Cumulative     Annualized
----------------------------------------------------------------------------------------------------------------------------------
 3/31/95                              10.000000      25.78%      25.84%         26.10%      25.68%         26.95%         37.53%
12/31/95                1.2695        12.695000
----------------------------------------------------------------------------------------------------------------------------------

Global Contrarian

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            Fund                                                     Retirement        Fund          Fund
  Year      ROR         Value        TOP A        TOP B      TOP +   Advantage      Cumulative    Annualized
------------------------------------------------------------------------------------------------------------
 3/31/95              10.000000      7.89%        7.95%      8.16%     7.80%          8.89%         12.05%
12/31/95   1.0889     10.889000
------------------------------------------------------------------------------------------------------------